                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


         The undersigned directors of 1st Constitution Bancorp (the "Company") hereby appoint Robert F. Mangano and Joseph M. Reardon, and each of them severally, as their true and lawful attorneys-in-fact, (i) to execute, in their names and capacities as directors of the Company, registration statements on Form S-8 and all exhibits, amendments and supplements thereto to register the Common Stock of the Company authorized for issuance pursuant to each of the Amended and Restated 1990 Stock Option Plan for Key Employees, 1996 Stock Option Plan, Employee Stock Option and Restricted Stock Plan and the Directors Stock Option and Restricted Stock Plan of 1st Constitution Bancorp, and (ii) to file, in the name and on behalf of the Company, such registration statements and any related documents with the Securities and Exchange Commission under the Securities Act of 1993, as amended and/or the Securities Exchange Act of 1934, as amended.

         This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Company.

         IN WITNESS WHEREOF, the undersigned have executed this instrument.


Signature                                                    Date
---------                                                    ----
/s/ Edward D. Knapp                                          July 25, 2002
------------------------
Edward D. Knapp

/s/ Charles S. Crow, III                                     July 25, 2002
-------------------------
Charles S. Crow, III

/s/ William M. Rue                                           July 25, 2002
--------------------------
William M. Rue

/s/ Frank E. Walsh, III                                      July 25, 2002
--------------------------
Frank E. Walsh, III